Exhibit 99.1

AnalogicTech Announces Management Change

Santa Clara, CA – April 6, 2011 – Advanced Analogic Technologies, Inc. (“AnalogicTech” or the “Company”) (Nasdaq: AATI), an analog semiconductor company focused on powering innovative solutions in consumer electronics, computing and communications markets, today announced that Brian McDonald has resigned from his position as Vice President of Finance and Chief Financial Officer to pursue other interests. Ashok Chandran, 51, who has been with the company for more than six years, most recently as Vice President and Chief Accounting Officer, will become interim Chief Financial Officer, effective immediately.

AnalogicTech also announced it will release financial results for the first quarter ended March 31, 2011 following the close of the market on Monday, May 2, 2011. The company will host a corresponding conference call and live webcast at 1:30 p.m. Pacific Time (PT), 4:30 p.m. Eastern Time (ET). To listen to the live conference call, please dial 877-941-2069 or 480-629-9713 outside the U.S. at 1:20 p.m. PT on May 2, 2011. An audio replay of the call will be available through May 9, 2011 by dialing 800-406-7325 or 303-590-3030 outside the U.S., and entering the passcode 4431232.

“I want to thank Brian for his many contributions among which was building a world class finance team that earned AnalogicTech recognition by Forbes as one of the most trustworthy companies,” stated Richard K. Williams, President, CEO and CTO of AnalogicTech. “Most recently, Brian architected and deployed a cost reduction roadmap consistent with our diversification strategy that has better positioned the company to return to sustained profitability without sacrificing growth or product innovation. We wish him well in his future endeavors.

“I am confident that Ashok, as a veteran of AnalogicTech, has the experience and understanding of our business to ensure a smooth transition,” concluded Mr. Williams.

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Mr. Chandran’s prior experience includes serving in senior financial roles at JDS Uniphase from 1999 to 2004. Additionally, he held finance positions at LSI Logic Corporation from 1996 to 1999 and National Semiconductor Corporation from 1983 to 1995. Mr. Chandran holds a Master of Business Administration degree from Duke University in Durham, NC and a bachelor’s degree in mechanical engineering with honors from Monash University in Melbourne, Australia.

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For More Information

Investor Contacts:

Lisa Laukkanen

The Blueshirt Group

415-217-4967

About Advanced Analogic Technologies, Inc.:

Advanced Analogic Technologies, Inc. (AATI) develops advanced semiconductor system solutions that play a key role in the continuing evolution of feature-rich, energy efficient electronic devices. The company focuses on addressing the application-specific power management needs of consumer devices such as mobile handsets, digital cameras, and netbooks/notebooks, as well as devices in a broad range of industrial, medical and telecom applications. AATI also licenses device, process, package, and application-related technologies. Headquartered in Silicon Valley, AATI has design centers in Santa Clara and Shanghai, and Asia-based operations and logistics. For more information, please visit www.analogictech.com. (AnalogicTech - F)

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Statements contained in this release that are not historical facts are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including financial projections and forecasts, involve risks and uncertainties that could cause AnalogicTech’s actual results to differ materially from our current expectations. Factors that could cause AnalogicTech’s results to differ materially from those set forth in these forward-looking statements include customers’ cancellation or modification of their orders; our failure to accurately forecast demand for our products; the loss of, or a significant reduction in orders from, any of our significant customers; consumer demand for cellular phones and other mobile consumer electronic devices; worldwide economic and political conditions, particularly in Asia; our ability to manage inventory levels, fluctuations in our operating results; our inability to develop and sell new products; defects in or failures of our products; the expense and uncertainty involved in our customer design-win efforts; the financial viability of the distributors of our products; fluctuations in our costs to manufacture our products; our reliance on third parties to manufacture, test, assemble and ship our products; our ability to retain and attract key

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personnel; our ability to compete with our competitors; and our ability to protect our intellectual property rights and not infringe the intellectual property rights of others. Other factors that may cause our actual results to differ from those set forth in the forward-looking statements contained in this press release and that may affect our prospects in general are described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2010. AnalogicTech undertakes no obligation to update or revise forward-looking statements to reflect subsequent events or changed assumptions or circumstances.

AnalogicTech and the AnalogicTech logo are trademarks of Advanced Analogic Technologies, Inc. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

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